EXHIBIT 1(t)

                            IVY FUND

                      IVY ASIA PACIFIC FUND
                          IVY BOND FUND
                         IVY CANADA FUND
                      IVY CHINA REGION FUND
                    IVY EMERGING GROWTH FUND
                         IVY GLOBAL FUND
                IVY GLOBAL NATURAL RESOURCES FUND
              IVY GLOBAL SCIENCE & TECHNOLOGY FUND
                         IVY GROWTH FUND
                   IVY GROWTH WITH INCOME FUND
                   IVY INTERNATIONAL BOND FUND
                    IVY INTERNATIONAL FUND II
                 IVY LATIN AMERICA STRATEGY FUND
                      IVY MONEY MARKET FUND
                      IVY NEW CENTURY FUND
                       IVY PAN-EUROPE FUND

           Establishment and Designation of Additional
             Class of Shares of Beneficial Interest,
                     No Par Value Per Share

     I, Michael G. Landry, being a duly elected, qualified and acting Trustee of Ivy Fund (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, DO HEREBY CERTIFY that, at a meeting held on December ___, 1997, the Trustees of the Trust (the "Trustees"), pursuant to Article III and Article IV of the Agreement and Declaration of Trust of the Trust dated December 21, 1983, as amended and restated December 10, 1992 (the "Declaration of Trust"), duly approved, adopted and consented to the following resolutions as actions of the Trustees of the Trust:

     WHEREAS, (a) Ivy Asia Pacific Fund, Ivy Bond Fund, Ivy Canada Fund, Ivy China Region Fund, Ivy Emerging Growth Fund, Ivy Global Fund, Ivy Global Natural Resources Fund, Ivy Global Science & Technology Fun, Ivy Growth Fund, Ivy Growth with Income Fund, Ivy International Bond Fund, Ivy International Small Companies Fund, Ivy Latin America Strategy Fund, Ivy New Century Fund and Ivy Pan-Europe Fund (each, a "Fund," and collectively, the "Funds") currently have an unlimited number of authorized and unissued shares of beneficial interest designated as "Class A," "Class B" and "Class C," respectively, (b) Ivy Bond Fund, Ivy Global Science & Technology Fund and Ivy International Small Companies Fund currently have an unlimited number of authorized and unissued shares of beneficial interest designated as "Class I," and (c) Ivy Growth with Income Fund currently has a limited number of authorized shares of beneficial interest designated as "Class D"; and

     WHEREAS, the Trustees have decided to divide the shares of beneficial interest of each Fund into an additional class, no par value per share;

     NOW, THEREFORE, IT IS HEREBY:

     RESOLVED, that the shares of beneficial interest of each Fund, other than Ivy International Fund, are hereby divided into one additional class, no par value per share, to be designated as the "Advisor Class," of which there shall hereby be designated an unlimited number of authorized and unissued shares of beneficial interest (the "Advisor Class Shares");

     FURTHER RESOLVED, that each Advisor Class Share of a Fund shall be redeemable, shall represent a pro rata beneficial interest in the assets attributable to the Advisor Class, and shall be entitled to receive its pro rata share of net assets attributable to the Advisor Class upon liquidation of the Fund, all as provided in or not inconsistent with the Declaration of Trust. Each Advisor Class Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions as each other share of the Trust, as set forth in the Declaration of Trust;

     FURTHER RESOLVED, that each Advisor Class Share of a Fund shall be entitled to one vote (or fraction thereof in the case of a fractional share) on matters on which such shares shall be entitled to vote. Shareholders of each Fund shall vote together on any matter, except to the extent otherwise required by the 1940 Act or when the Trustees have determined that the matter affects only the interest of shareholders of one or more classes, in which case only the shareholders of that class (or classes) shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to each Fund if acted upon in accordance with Rule 18f-2 under the 1940 Act (or any successor rule) and the Declaration of Trust;

     FURTHER RESOLVED, that liabilities, expenses, costs, charges or reserves that should be properly allocated to a particular class of shares of a Fund may, in accordance with a plan previously adopted by the Trustees pursuant to Rule 18f-3 under the 1940 Act (the "Rule 18f-3 Plan"), or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by that class, and the expenses so borne by a class may be appropriately reflected and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of the affected class, the other classes of that Fund, and the other Funds;

     FURTHER RESOLVED, that the Trustees (including any successor Trustee) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any class now or hereafter created, or to otherwise change the special and relative rights of any such class, provided that such change shall not adversely affect the rights of shareholders of that class; and

     FURTHER RESOLVED, that the preceding resolutions shall constitute an Amendment to the Declaration of Trust, effective as of the date that the Registration Statement pertaining to the Advisor Class shares is filed with the Securities and Exchange Commission pursuant to Rule 485(a) under the Securities Act of 1933.

     IN WITNESS WHEREOF, I have signed this Amendment this _____ day of _______________, 1997.



                              __________________________
                              Michael G. Landry, as Trustee

     The above signature is the true and correct signature of Michael G. Landry, Trustee of the Trust.



                              __________________________
                              C. William Ferris,
                              Secretary/Treasurer
                              Mackenzie Investment Management
                              Inc.